                                                                EXHIBIT 10.14 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                        SEVERANCE/NON-COMPETE AGREEMENT
                               (Thomas E. Haire)

     THIS SEVERANCE/NON-COMPETE AGREEMENT (this "Agreement") is made and entered
into this     day of             , 1994, by and between Thomas E. Haire
("Individual"), and T2 Medical, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company is a party to that certain Agreement and Plan of Merger dated as of February 6, 1994 (as amended, the "Merger Agreement"), by and among Coram Healthcare Corporation, a Delaware corporation (formerly "CHM Holding Corporation") ("Coram"), Curaflex Health Services, Inc., a Delaware corporation ("CHS"), HealthInfusion, Inc., a Florida corporation ("HII"), Medisys, Inc., a Delaware corporation ("MI"), the Company, CHS Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("CHS Sub"), HII Acquisition Company, a Florida corporation and wholly owned subsidiary of Coram ("HII Sub"), MI Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("MI Sub"), and T2 Acquisition Company, a Delaware corporation and wholly owned subsidiary of Coram ("T2 Sub"), pursuant to which, among other things, T2 Sub, CHS Sub, HII Sub and MI Sub will merge with and into the Company, CHS, HII and MI, respectively, and the Company, CHS, HII and MI will thereby become wholly owned subsidiaries of Coram (the "Merger"); and

     WHEREAS, the Individual is presently employed by the Company and, upon consummation of the Merger, will thereafter continue to be employed by the Company, subject to the terms and conditions set forth herein, on an "at will" basis.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company and the Individual, intending to be legally bound, hereby agree as follows:

     1. Nature of Continuing Employment with the Company.

     (a) Individual's employment by the Company is, as of the date hereof, and shall hereafter be on an "at will" basis, subject to the provisions with respect to termination set forth herein and the other terms and provisions hereof.

     (b) Individual agrees to faithfully and diligently continue to perform on a full-time basis such duties as have been assigned to Individual prior to the date hereof and as shall be assigned to him from time to time by the Board of Directors of the Company.

     (c) The Individual shall continue to receive a salary equal to $150,000 per annum (the "Base Salary"), and such Base Salary shall continue to be paid on a regular basis in accordance with the Company's normal payroll procedures and policies and shall not, subject to the provisions of Section 4 hereof, be reduced during the term of the Individual's employment with the Company pursuant to this Agreement without his prior written consent. The amount of the Base Salary shall be reviewed in accordance with the review practices and policies applicable to Individual as existed immediately prior to the date hereof. In addition, the Individual shall be entitled to participate, subject to the provisions, rules and regulations applicable thereto, including provisions empowering the Board of Directors of the Company to modify and/or terminate any such plan or programs, in all employee benefit plans or programs (including vacation time, sick leave and holidays) of the Company to the same extent as he was entitled to participate immediately prior to the date hereof. In accordance with the Company's policies established from time to time, the Company will also continue to pay or reimburse the Individual for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefor.

                                      (148)

     2. Non-Competition; Non-Solicitation.

     (a) While employed by the Company and for a period of twelve (12) months thereafter, he shall not, directly or indirectly, engage within a 50-mile radius of any office of the Company or any subsidiary or parent company of the Company as particularly specified by an addendum hereto (the "Geographic Area") or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages in any line of business in which the Company or any subsidiary or parent company of the Company is currently engaged which lines of business as of the date hereof are the following: the sale and delivery of infusion chemotherapy, intravenous antibiotic therapy, infusion hydration therapy, other infusion therapeutic and infusion nutritional care to patients in homes and other non-hospital environments, acute dialysis therapy, outpatient lithotripsy services, ambulatory surgical center services, outpatient pediatric infusion therapy and respiratory therapy services and physician practice management services (each such line of business, a "Line of Business" and, collectively, the "Lines of Business"); provided, however, that Individual may hold and continue to hold Company securities or, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Individual does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such company. Individual hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services, or enter into any agreement to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

     (b) While employed by the Company and for a period of twelve (12) months thereafter, Individual shall not, directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any subsidiary or parent company of the Company, unless such employee or former employee has not been employed by the Company or such subsidiary or parent company for a period in excess of six (6) months; and/or (ii) call on or solicit any physicians (which shall include all physicians who provide or who are reasonably likely to provide marketing, management or advisory or other services to the Company or such subsidiary or parent company for a fee) or customers of the Company or of such subsidiary or parent company with whom the Individual had contact pursuant to his employment with the Company or such subsidiary or parent company in connection with any line of business that is competitive with any Line of Business, nor shall Individual make known the names or addresses of such physicians or customers or any information relating in any manner to the Company's business relationships with such physicians or customers.

     3. Confidential Information. Individual will hold in strictest confidence and shall not disclose to any person or entity without the express prior authorization of the Company and Coram, any information, including, without limitation, any financial information (including, without limitation, financial statements of the Company), marketing data, technique, process, formula, developmental or experimental work, work in progress, business methods, trade secrets (including, without limitation, any customer list or lists of customer sources), marketing techniques or plans, or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or any subsidiary or parent company of the Company, including, without limitation, any information relating to any business opportunity made by or to the Company or any such subsidiary or parent company. Individual agrees that he will not make use of any of the above at any time after termination of his employment. Upon termination of employment, Individual shall deliver to the Company all documents, records, notebooks, work papers and all similar repositories containing any information concerning the Company or any subsidiaries or parent company of the Individual, whether prepared by Individual, the Company or anyone else.

                                      (149)

     4.  Termination.

     (a) Individual's employment hereunder may be terminated by Individual or the Company without cause upon at least 30 days' written notice to the other party.

     (b) At any time the Company shall have the right to terminate Individual's employment hereunder by written notice to Individual upon any of the following occurrences:

          (i) Individual's disability for a continuous period of one hundred twenty (120) days, if such disability prevents him from performing his duties with the Company (as described in Section 1(b) above). The existence of such a period of continuous disability shall be determined by the Board of Directors in the exercise of its reasonable judgment;

          (ii) Individual's conviction of a felony or other serious crime involving moral turpitude;

          (iii) Individual's gross negligence or willful misconduct with respect to the Company;

          (iv) Individual's conduct bringing Company into public disgrace or disrepute; or

          (v) A material breach by Individual of any of the terms or conditions of Sections 2 or 3 of this Agreement that is not cured to the reasonable satisfaction of the Company within thirty (30) days after notice thereof to Individual; provided, that the Company shall not be permitted to terminate Individual's employment pursuant to this subsection (v) without at least thirty (30) days' prior written notice specifying the breach and permitting the Individual an opportunity to cure such breach.

     (c) In the event that Individual's employment with the Company is terminated by the Company without cause pursuant to Section 4(a) above, or by the Individual due to (i) the assignment to the Individual of duties inconsistent in any respect to the Individual's position or the diminution of authority, duties or responsibilities, (ii) the required relocation of the Individual from his current primary work location, or (iii) any breach by the Company of any provision of this Agreement, the Company shall pay to the Individual a lump sum payment equal to 2.99 times Individual's Base Salary; provided, that Individual is not at that time in material breach of any of the terms of Sections 2 or 3 hereof. The timing of the payment of such amount shall be subject to postponement to the extent that payment of such amount in the taxable year in which it was originally scheduled to be paid would result in a disallowance of a deduction for such amount or any portion thereof pursuant to either Section 162(m) or Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that (1) in any contract relating to the payment of the postponed payments, the prevailing party shall be entitled to receive attorneys' fees and related costs, and (ii) all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of the person to whom it is owed in such a way that the amounts so transferred are not taxable to such person or deductible by Coram or the Company until payment from such vehicle to such person is made.

     (d) In the event of Individual's death, if Individual is still employed by the Company at the time of Individual's death, the Company shall pay to the Individual's estate an amount equal to 2.99 times Individual's Base Salary in the manner and subject to the terms and conditions set forth in Section 4(c) above.

     5. Termination of Other Agreements. Upon the execution of this Agreement, all other employment, severance, non-compete and other similar agreements between the Individual and the Company and/or any subsidiary or parent company of the Company shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

     6. Injunctive Relief. The parties hereto hereby acknowledge and agree that a breach by Individual of any of the covenants contained in Sections 2 or 3 of this Agreement may cause irreparable damage and harm to the Company, and that monetary damages may not be an adequate remedy for any such breach or may be

                                      (150)
virtually impossible to ascertain. Therefore, the parties hereto agree that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 2 or 3 of this Agreement by the Individual or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to any other remedies available to the Company.

     7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, when sent by facsimile transmission with acknowledgement of good transmission received, or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Company:

                T2 Medical, Inc.
                1121 Alderman Drive
                Alpharetta, Georgia 30202
                Attn: President

           If to the Individual:

                Thomas E. Haire

                ----------------------------------------

                ----------------------------------------

or to such other addresses as either party hereto may from time to time give notice of to the other party in the aforesaid manner.

     8.  Miscellaneous.

     (a) This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company, without the consent of Individual, may assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company, or (iii) that is the parent company of the Company, including Coram.

     (b) This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Georgia.

     (c) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or which have not been terminated hereby.

     (d) The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     (e) No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

     (f) No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to a specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                                      (151)

     (g) To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Individual acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (h) This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

     (i) Sections 2 and 3 of this Agreement shall survive and continue in full force and effect and in accordance with their respective terms notwithstanding any termination of this Agreement or Individual's employment with the Company pursuant hereto.

     (j) Caption and section headings used herein are for convenience of reference only and are not a part of this Agreement and shall not be used in construing the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          "COMPANY"

                                          T2 MEDICAL, INC.


                                          By:
                                               --------------------------------
                                               Tommy H. Carter, Chief Executive
                                                     Officer and President

                                          "INDIVIDUAL"

                                               --------------------------------
                                                       Thomas E. Haire

                                      (152)

                            GUARANTY OF PERFORMANCE

     CORAM HEALTHCARE CORPORATION, a Delaware corporation, as the parent corporation of the Company, hereby acknowledges and agrees to all of the terms and conditions of the foregoing Severance/Non-Compete Agreement and does hereby guaranty the full and prompt performance by the Company of its obligations under the foregoing Severance/Non-Compete Agreement.

                                          CORAM HEALTHCARE CORPORATION

                                          By:
                                              -------------------------------
                                                 James M. Sweeney, Chairman
                                                and Chief Executive Officer

                                      (153)